SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K



                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934



     Date of Report (Date of earliest event reported):  September 25, 1997


                         Agri-Nutrition Group Limited
            (Exact name of registrant as specified in its charter)


 Delaware                          0-24312                   43-1648680
(State of                   (Commission File No.)           (IRS Employer
Incorporation)                                             Identification No.)


                            Riverport Executive Center II
                          13801 Riverport Drive, Suite 111
                          Maryland Heights, Missouri 63043
            (Address of principal executive offices, including zip code)



                                   (314) 298-7330
                (Registrant's telephone number, including area code)




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Item 2.  Acquisition or Disposition of Assets

         On September 25, 1997 (the "Closing Date"), the registrant acquired the business of Mardel Laboratories, Inc., a corporation that develops, manufactures and markets pet care products ("Mardel"), through the merger of Mardel with and into Mardel Acquisition Corporation, a wholly owned subsidiary of the registrant. The purchase price for Mardel is (i) $1,000,000 in cash and 852,775 shares of the registrant's restricted common stock, which was paid on the Closing Date; (ii) $49,000 payable in cash on each of the first, second and third anniversary of the Closing Date, plus interest at the prime rate as determined from time to time by the registrant's principal lender compounded monthly on the 25th day of each month from the Closing Date to the date of payment; and (iii) $51,000 equivalent value of the registrant's restricted common stock payable on each of the first, second and third anniversary of the Closing Date based on the weighted average of the registrant's common stock trading price twenty trading days prior to each anniversary. The registrant used a portion of the proceeds of its July 1994 initial public offering to fund the $1,000,000 initial cash payment.

         The terms of the merger were determined through arms-length negotiations between the registrant and Mardel, considering, among other things, Mardel's past earnings. Mardel's assets consist primarily of equipment and other personal property and intellectual property, including certain trademarks and licenses. The registrant intends to continue to operate Mardel's business substantially as operated prior to the merger. The terms of the merger are more fully described in the Agreement and Plan of Merger among Agri-Nutrition Group Limited, Mardel Acquisition Corporation and Mardel Laboratories, Inc., dated September 25, 1997, a copy of which is filed herewith.

Item 7.  Financial Statements and Exhibits

         (a) and (b). It is impractical to include the required Mardel financial statements and pro forma financial information in this report. Such financial statements and pro forma financial information will be filed under cover of Form 8-K\A as soon as they are available and not later than November 24, 1997.

         (c).     Exhibits.  The following exhibits are filed with this report:

         2.8 Agreement and Plan of Merger among Agri-Nutrition Group Limited, Mardel Acquisition Corporation, and Mardel Laboratories, Inc.

         2.9      Indemnity Agreement

         2.10     Share Transfer and Registration Rights Agreement



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      Agri-Nutrition Group Limited



                                      By:    /S/ ROBERT J. ELFANBAUM
                                                 Robert J. Elfanbaum
                                               Chief Financial Officer


Date: October    , 1997



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